UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2018

HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events
On October 1, 2018, Hologic, Inc. (the “Company”) completed the previously announced acquisition of Focal Therapeutics, Inc., a privately-held medical device company, for $125 million in cash. The transaction adds Focal’s innovative BioZorb marker to the Company’s Breast Health product portfolio.  BioZorb is an implantable three-dimensional marker that helps clinicians overcome challenges in breast conserving surgery, or lumpectomy.  The marker, placed by the surgeon, is used to mark the tumor excision site for monitoring and future treatments, and its unique open design allows for tissue in-growth during the healing process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2018	HOLOGIC, INC.

	By:	/s/ Patricia K. Dolan
Patricia K. Dolan Vice President and Corporate Secretary